As filed with the Securities and Exchange Commission on February 12, 2014

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MACROGENICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	06-1591613
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9640 Medical Center Drive

Rockville, MD 20850

(301) 251-5172

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Scott Koenig, M.D., Ph.D.

President and Chief Executive Officer

9640 Medical Center Drive

Rockville, MD 20850

(301) 251-5172

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard E. Baltz Arnold & Porter LLP 555 12th Street NW Washington, DC 20004-1206 (202) 942-5000	Steven D. Singer Lisa Firenze Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center New York, NY 10007 (212) 230-8000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-193648

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	575,000	$36.50	$20,987,500	$2,704

(1)	Includes shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Estimated in accordance with Rule 457(c) of the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, of MacroGenics, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-193648), which was declared effective by the Commission on February 12, 2014, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rockville, State of Maryland, on February 12, 2014.

MACROGENICS, INC.

By:	/s/ Scott Koenig
Scott Koenig, M.D., Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Scott Koenig Scott Koenig, M.D., Ph.D.	President and CEO and Director (Principal Executive Officer)	February 12, 2014

/s/ James Karrels James Karrels	Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	February 12, 2014

/s/ Lynn Cilinski Lynn Cilinski	Vice President, Controller and Treasurer (Principal Accounting Officer)	February 12, 2014

* Paulo Costa	Director	February 12, 2014

* Kenneth Galbraith	Director	February 12, 2014

* Edward Hurwitz	Director	February 12, 2014

* Eran Nadav, Ph.D.	Director	February 12, 2014

* Arnold Oronsky, Ph.D.	Director	February 12, 2014

* Michael Steinmetz, Ph.D.	Director	February 12, 2014

*By:	/s/ Scott Koenig
Scott Koenig, M.D., Ph.D., Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Arnold & Porter LLP

23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Arnold & Porter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193648) filed with the Commission on January 30, 2014.